Exhibit 3.183

292146

18,410,300 LLC

NORTH DAKOTA

FILED 3/22/06

ARTICLES OF ORGANIZATION

OF

BURLINGTON COAT FACTORY OF NORTH DAKOTA, LLC

To the Secretary of State

of the State of North Dakota

FIRST:	The name of the limited liability company (the “company”) is Burlington Coat Factory of North Dakota, LLC.

SECOND: The address of the company’s registered office is 316 North Fifth Street, . P.O. Box 1695, Bismarck, North Dakota 58502 and the name of the company’s registered agent at that address is Corporation Service Company.

THIRD: The name and the address of the organizer of the company is: Cindy Rashed Reilly, 153 East 53rd Street, 39th Floor New York, New York 10022

FOURTH:	The period of existence of the company is perpetual.

The undersigned has read the foregoing articles of organization, knows the contents thereof, and believes the statements made therein to be true.

Signed on March 21, 2006.

/s/ Cindy Rashed Reilly
Cindy Rashed Reilly, Organizer

NORTH DAKOTA

Filed 3-22-2006

Secretary

MDH